SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 11, 2011

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2311

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2011, Synovus Financial Corp. (“Synovus”) announced that Allen J. Gula, Jr. had been named Chief Operations Officer of Synovus, effective immediately.

Mr. Gula, 56, has more than 30 years of experience in the United States and global financial services industry. He has held executive positions in e-commerce, payment solutions, technology, operations and strategic business planning. During 2006 and 2007, Mr. Gula was Executive Vice President, Business & Technology Operations, of Greater Bay Bancorp. From 1999 until 2006, Mr. Gula served in various executive positions at Franklin Resources, Inc., including Co-President and Chief Information Officer and Advisor to the Chief Executive Officer. From 1982 through 1999, Mr. Gula served in various management positions at KeyCorp, including as Chairman and Chief Executive Officer of Key Services Corporation from 1991 through 1999 and Executive Vice President from 1991 through 1999. Mr. Gula has acted as an independent consultant and investor to venture capital and private equity funds since 2003 and is the co-founder and Chairman and Chief Executive Officer of the Marilyn B. Gula Mountains of Hope Foundation.

Mr. Gula and Synovus will not enter into an employment agreement. In connection with Mr. Gula’s appointment as Chief Operations Officer, the Compensation Committee of Synovus’ Board of Directors (“Compensation Committee”) approved Mr. Gula’s base salary of $395,000 per year. Mr. Gula will also be eligible to participate in any other compensation programs for executive officers of Synovus, all as described in Synovus’ proxy statement for its 2011 annual meeting of shareholders as filed with the Securities and Exchange Commission on March 18, 2011.

In addition, as part of his compensation, Mr. Gula will receive an award of $175,000 in restricted stock units (“RSUs”), which grant will be made effective August 1, 2011 (the “Effective Date”). The number of shares of Synovus common stock underlying such RSUs will be determined based upon the fair market value of Synovus’ common stock on the Effective Date. The RSUs vest after two years of service and after Synovus has achieved two consecutive quarters of profitability. In addition, as required under the Troubled Asset Relief Program (“TARP”), for each 25% of the aggregate TARP funds that are repaid, 25% of the units vest.

Mr. Gula has no family relationships with any of the executive officers or directors of Synovus. There have been no transactions in the past two years to which Synovus or any of its subsidiaries was or is to be a party, in which Mr. Gula had, or will have, a direct or indirect material interest.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
(“Synovus”)

Dated: July 11, 2011	By:	/s/ Samuel F. Hatcher
Executive Vice President, General Counsel and Secretary

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